Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-12279, 333-37545, 333-61181, 333-30342, 333-74010, 333-106961, 333-140985, 333-169848, 333-207863, 333-250959, 333-260785, 333-271742, and 333-285252 on Form S-8 of our reports dated March 13, 2025, relating to the financial statements of Tucows Inc. (the “Company”), and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

March 13, 2025